UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2016 (September 19, 2016)

Tessera Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-50460	16-1620029
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3025 Orchard Parkway

San Jose, California 95134

(Address of Principal Executive Offices)

(408) 321-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Merger Agreement

On September 19, 2016, Tessera Technologies, Inc., a Delaware corporation (“Tessera”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of September 19, 2016, by and among Tessera, DTS, Inc., a Delaware corporation (“DTS”), Tempe Holdco Corporation, a Delaware corporation and wholly owned subsidiary of Tessera (“Holdco”), Tempe Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Holdco (“Parent Merger Sub”) and Arizona Merger Sub Corporation, a Delaware corporation and a wholly owned subsidiary of Holdco (“Company Merger Sub”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth therein, Parent Merger Sub will merge with and into Tessera (the “Parent Merger”), with Tessera as the surviving corporation, and (immediately thereafter) Company Merger Sub will merge with and into DTS (the “Company Merger” and, together with the Parent Merger, the “Mergers”), with DTS as the surviving corporation. As a result of the Mergers, both DTS and Tessera will become wholly owned subsidiaries of Holdco, and their equity securities will cease to be publicly traded. Holdco, which will be renamed upon the closing of the Mergers, intends to apply to have its common stock listed on NASDAQ, as is the case today with DTS and Tessera common stock.

At the effective time of the Parent Merger, each share of Tessera common stock will be converted into one share of Holdco common stock. At the effective time of the Company Merger, each share of DTS common stock (other than each share of DTS common stock that is owned by Tessera, Holdco or any of their respective subsidiaries, DTS or any wholly owned subsidiary of DTS, or held by a holder who has properly made a demand for appraisal of such shares in accordance with Section 262 of the Delaware General Corporation Law) will be converted into the right to receive $42.50 in cash (the “Merger Consideration”). DTS has agreed to convene a meeting of its stockholders to consider and vote upon the approval of the Mergers and the adoption of the Merger Agreement.

At the effective time of the Parent Merger, (i) each then outstanding option to purchase shares of Tessera common stock will be assumed by Holdco and converted into an option to purchase shares of Holdco common stock, (ii) each then outstanding share of Tessera restricted stock will be assumed by Holdco and converted into an award of Holdco restricted stock, and (iii) each then outstanding Tessera restricted stock unit award will be assumed by Holdco and converted into a Holdco restricted stock unit award, in each case with substantially the same terms and conditions as applied to such Tessera equity award immediately prior to the effective time of the Parent Merger.

At the effective time of the Company Merger, (i) each then outstanding, in-the-money, vested option to purchase shares of DTS common stock will be canceled, and the holder of such option will be entitled to receive cash as set forth in the Merger Agreement; (ii) each then outstanding, out-of-the-money, vested or unvested option and each then outstanding, in-the-money, unvested option to purchase shares of DTS common stock will be assumed by Holdco and converted into an option to purchase shares of Holdco common stock pursuant to the exchange ratio set forth in the Merger Agreement; (iii) each vested DTS restricted stock unit award will be canceled, and the holder of such restricted stock unit award will be entitled to receive cash as set forth in the Merger Agreement; (iv) each unvested DTS restricted stock unit award will be assumed by Holdco and converted into a Holdco restricted stock unit award pursuant to the exchange ratio set forth in the Merger Agreement; and (v) each then outstanding DTS performance-based restricted stock unit award (treating for this purpose any performance-based vesting condition to which such DTS performance-based restricted stock unit award is subject as of the effective time of the Company Merger or was as of the date of the Merger Agreement as having been attained at the “target level”) will become fully vested and canceled, and the holder of such performance-based restricted stock unit award will be entitled to receive cash as set forth in the Merger Agreement.

Completion of the merger is subject to customary closing conditions, including (i) the expiration or termination of the waiting period under the United States Hart-Scott-Rodino Antitrust Improvements Act of 1976; (ii) the absence of injunctions or other legal restraints prohibiting the Mergers; (iii) the approval of the Mergers and the adoption of the Merger Agreement by the stockholders of DTS; (iv) the accuracy of Tessera’s and DTS’s representations and warranties; (v) performance by Tessera and DTS of their respective obligations, covenants and agreements under the Merger Agreement; and (vi) the absence of any material adverse effect on DTS.

Tessera and DTS may each terminate the Merger Agreement under certain circumstances, and in connection with the termination of the Merger Agreement under specified circumstances, DTS may be required to pay Tessera a termination fee of $25.5 million.

Tessera’s obligations under the Merger Agreement are not subject to any financing condition.

The Merger Agreement contains customary representations and warranties from both Tessera and DTS. It also contains customary covenants, including covenants providing for each of the parties to use its reasonable best efforts to cause the Merger to be consummated, and covenants requiring DTS, subject to certain exceptions, to carry on its business in the ordinary course of business and not solicit, initiate or knowingly take any action to facilitate or encourage any alternative acquisition proposal or proposal or inquiry that constitutes, or would reasonably be expected to lead to, an alternative acquisition proposal.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the full text of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference. The Merger Agreement and this summary are not intended to modify or supplement any factual disclosures about Tessera or DTS or their respective subsidiaries, affiliates, businesses or equityholders, and should not be relied upon as disclosure about Tessera or DTS without consideration of the periodic and current reports and statements that Tessera or DTS file with the United States Securities and Exchange Commission (“SEC”). The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Merger Agreement. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact. Tessera acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading in any material respect.

Commitment Letter

In connection with the Merger Agreement, Tessera entered into a commitment letter (the “Commitment Letter”) dated as of September 19, 2016, with Royal Bank of Canada (“RBC”), pursuant to which, among other things, RBC has committed to provide a $600,000,000 senior secured term loan facility (the “Facility”), subject to satisfaction of customary closing conditions. The Facility is available to (i) finance the acquisition of DTS, (ii) repay existing indebtedness of DTS under its existing credit facility, and (iii) pay fees and expenses related thereto. Under the terms of the Commitment Letter, RBC will act as a joint lead arranger and a joint bookrunning manager. The actual documentation governing the Facility has not been finalized, and accordingly, the actual terms may differ from the description of such terms in the Commitment Letter.

The foregoing description of the Commitment Letter does not purport to be complete and is subject to, and qualified in its entirety by the full text of the Commitment Letter, a copy of which is being filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 8.01.	Other Events.

On September 20, 2016, Tessera issued a joint press release with DTS announcing the execution of the Merger Agreement. The full text of the joint press release and investor presentation are attached hereto as Exhibit 99.1 and 99.2, respectively, and incorporated herein by reference. Tessera also distributed the following materials with respect to the proposed transactions contemplated by the Merger Agreement, the full text of which are attached hereto as Exhibits 99.3-99.6 and incorporated herein by reference:

•	E-Mail from Tom Lacey to Tessera Employees (Exhibit 99.3)

•	Invensas Customer E-Mail for DTS Acquisition (Exhibit 99.4)

•	FotoNation Customer E-Mail for DTS Acquisition (Exhibit 99.5)

•	Questions and Answers Relating to the Transactions (Exhibit 99.6)

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated September 19, 2016, by and among Tessera Technologies, Inc., DTS, Inc., Tempe Holdco Corporation, Tempe Merger Sub Corporation and Arizona Merger Sub Corporation

10.1	Commitment Letter, dated as of September 19, 2016, between Tessera Technologies, Inc. and Royal Bank of Canada

99.1	Press Release dated September 20, 2016

99.2	Investor Presentation dated September 20, 2016

99.3	E-Mail from Tom Lacey to Tessera Employees

99.4	Invensas Customer E-Mail for DTS Acquisition

99.5	FotoNation Customer E-Mail for DTS Acquisition

99.6	Questions and Answers Relating to the Transactions

Forward Looking Statements

This material or any statements incorporated by reference herein, including, for example, the expected date of closing of the transaction and the potential benefits of the transaction, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Tessera’s current expectations, estimates and projections about its business and industry, management’s beliefs and certain assumptions made by Tessera and DTS, all of which are subject to change. In addition, forward-looking statements also consist of statements involving trend analyses and statements including such words as “will,” “may,” “anticipate,” “believe,” “could,” “would,” “might,” “potentially,” “estimate,” “continue,” “plan,” “expect,” “intend,” and similar expressions or the negative of these terms or other comparable terminology that convey uncertainty of future events or outcomes are intended to identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control, and are not guarantees of future results. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements and caution must be exercised in relying on forward-looking statements. We believe that these factors include, but are not limited to, the following: 1) uncertainty as to whether Tessera will be able to enter into or consummate the proposed transaction; 2) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the transaction or integrating the businesses of Tessera and DTS; 3) uncertainty as to the long-term value of DTS; 4) unpredictability and severity of natural disasters; 5) the resolution of intellectual property claims; 6) pricing trends, including Tessera’s and DTS’s ability to achieve economies of scale; 7) Tessera’s ability to implement its business strategy; 8) retention of key executives; 9) intense competition from a number of sources; 10) future regulations and policies affecting Tessera’s and DTS’s businesses; 11) general economic and market conditions; 12) the integration of businesses Tessera may acquire or new business ventures Tessera may start; 13) the evolving legal, regulatory and tax regimes under which we operate; 14) the expected amount and timing of cost savings and operating synergies; 15) failure to receive the approval of the stockholders of DTS; 16) recent and proposed changes to U.S. patent laws, rules, and regulations; 17) continued involvement in material legal proceedings; 18) issues with Tessera’s ability to integrate acquired technologies and 19) other developments in the markets Tessera and DTS operate, as well as management’s response to any of the aforementioned factors.

*	Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. Tessera agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the Risk Factors included in our most recent reports on Form 10-K and Form 10-Q and other documents of Tessera and DTS on file with the SEC. Our SEC filings are available publicly on the SEC’s website at www.sec.gov. Any forward-looking statements made or incorporated by reference in this material are qualified in their entirety by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by us will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, us or our business or operations. Except to the extent required by applicable law, we undertake no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, DTS will file a proxy statement with the SEC. Additionally, DTS will file other relevant materials with the SEC in connection with the proposed acquisition of DTS by Tessera pursuant to the terms of an Agreement and Plan of Merger by and among Tessera, DTS and the other parties thereto. The materials to be filed by DTS with the SEC may be obtained free of charge at the SEC’s web site at www.sec.gov. Investors and security holders of DTS are urged to read DTS’s proxy statement and the other relevant materials when they become available before making any voting or investment decision with respect to the proposed transaction because they will contain important information about the transaction and the parties to the transaction.

DTS, Tessera and their respective directors, executive officers and other members of their management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of DTS stockholders in connection with the proposed transaction. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of DTS’s executive officers and directors in the solicitation by reading DTS’s proxy statement for its 2016 annual meeting of stockholders and the proxy statement and other relevant materials filed with the SEC in connection with the transaction when they become available. Investors and security holders may obtain more detailed information regarding the names, affiliations and interests of certain of Tessera’s executive officers and directors in the solicitation by reading Tessera’s proxy statement for its 2016 annual meeting of stockholders. Information concerning the interests of DTS’s participants in the solicitation, which may, in some cases, be different than those of DTS’s stockholders generally, will be set forth in the proxy statement relating to the transaction when it becomes available. Additional information regarding DTS directors and executive officers is also included in DTS’s proxy statement for its 2016 annual meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2016

TESSERA TECHNOLOGIES, INC.

By:	/s/ Robert Andersen
Name:	Robert Andersen
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated September 19, 2016, by and among Tessera Technologies, Inc., DTS, Inc., Tempe Holdco Corporation, Tempe Merger Sub Corporation and Arizona Merger Sub Corporation

10.1	Commitment Letter, dated as of September 19, 2016, between Tessera Technologies, Inc. and Royal Bank of Canada

99.1	Press Release dated September 20, 2016

99.2	Investor Presentation dated September 20, 2016

99.3	E-Mail from Tom Lacey to Tessera Employees

99.4	Invensas Customer E-Mail for DTS Acquisition

99.5	FotoNation Customer E-Mail for DTS Acquisition

99.6	Questions and Answers Relating to the Transactions

*	Certain schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K promulgated by the SEC. Tessera agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request